Exhibit 99.(s)(1)

POWER OF ATTORNEY

That each of the undersigned officers and directors of each of BlackRock Core Alternatives Portfolio LLC, BlackRock Core Alternatives TEI Portfolio LLC, and BlackRock Core Alternatives Master Portfolio LLC, each a limited liability company formed under the laws of the State of Delaware (each, a "Fund"), do constitute and appoint Donald C. Burke, Neal J. Andrews, Anne F. Ackerley, Jay Fife, Howard B. Surloff and Janey Ahn, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or director, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of any Fund under the Securities Act of 1933 (the "1933 Act"), and any other filings in connection therewith, and to file the same under the 1933 Act, the Investment Company Act of 1940 or both, or otherwise, with respect to the registration of each Fund, or the registration or offering of the limited liability company interests of a Fund; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Exhibit 99.(s)(1)

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 27th day of October 2008.

/s/ Richard E. Cavanagh	/s/ Karen P. Robards
Richard E. Cavanagh Chair and Director	Karen P. Robards Vice Chair and Director

/s/ James T. Flynn	/s/ G. Nicholas Beckwith, III
James T. Flynn Director	G. Nicholas Beckwith, III Director

/s/ Henry Gabbay	/s/ Kathleen F. Feldstein
Henry Gabbay Director	Kathleen F. Feldstein Director

/s/ Jerrold B. Harris	/s/ Richard S. Davis
Jerrold B. Harris Director	Richard S. Davis Director

/s/ R. Glenn Hubbard	/s/ Kent Dixon
R. Glenn Hubbard Director	Kent Dixon Director

/s/ W. Carl Kester	/s/ Frank J. Fabozzi
W. Carl Kester Director	Frank J. Fabozzi Director

/s/ Robert S. Salomon, Jr.
Robert S. Salomon, Jr. Director